                                                                  EXHIBIT 10.1.6


                                MASTER AGREEMENT
                            (JAWS TECHNOLOGIES INC.)

This AGREEMENT (the "Agreement") is entered into as of, (the "Agreement Date"), between CALGARY ON-LINE ("Calgary On-Line"), with an address for purposes of this Agreement at 302,100-4th Avenue S.W., Calgary, Alberta, T2P 3N2 ("Calgary On-Line"), and JAWS Technologies Inc. ("JAWS"), whose principal place of business for purposes of this Agreement is Suite 380-603 7TH Avenue S.W. Calgary, Alberta, Canada T2P 2T5.

                                   BACKGROUND

        A. JAWS and Calgary On-Line desire to work together with the goal of furthering the marketing of the professional services and products of JAWS.

        B. JAWS desires to enhance its consulting service and product revenues by offering services in connection with Calgary On-Line's services.

        C. Calgary On-Line desires to enhance its capabilities to market and support Calgary On-Line's in connection with the use of JAWS services.

        D. JAWS and Calgary On-Line desire to formalize their relationship by entering into this Agreement to undertake cooperative efforts in connection with the products and services of JAWS.

        NOW, THEREFORE, JAWS and Calgary On-Line agree as follows:

1. DEFINITIONS. The following capitalized terms shall have the meanings given to them below when used in this Agreement:

        "AGREEMENT DATE" shall have the meaning given to it in the introductory paragraph of this Agreement.

        "PRODUCTS" refers to all products listed in Schedule "A" and Schedule "B" of this Agreement.

        "PROPRIETARY INFORMATION" means:

                             (i) with respect to JAWS, the Products and all
               confidential information and trade secrets contained in the Products, including benchmark results, and any other information of JAWS or its licensors which by its nature is generally understood to be of a confidential nature; and

                             (ii) with respect to Calgary On-Line, any
               information of Calgary On-Line or of any customer of Calgary On-Line which Calgary On-Line indicates is confidential or which, by its nature, is generally understood to be confidential information and,


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               without limiting the generality of the foregoing, includes all customer lists and pricing information of Calgary On-Line.

               Information is not Proprietary Information to the extent that it:

                             (A) is or becomes publicly available through no act
                      or failure of the receiving party; or

                             (B) is rightfully acquired from a third party
                      which, to the receiving party's knowledge, is not obligated to keep that information confidential; or

                             (C) is independently developed by the receiving
                      party.

       "SERVICES" refers to all services listed in Schedule "A" Key Management Server Pricing and Schedule "B" Software & Services Pricing of this agreement.

       "SOFTWARE LICENSE AGREEMENT" means the encryption software license agreement(s), as amended from time to time, to be executed by JAWS and Calgary On-Line in connection with the Products.

2.     SERVICES AND RESPONSIBILITIES OF JAWS

              (a) Employee Training. JAWS will provide to Calgary On-Line product and service training sessions at no additional charge to Calgary On-Line. These training sessions will pertain specifically to the products and services contracted for by Calgary On-Line. Refer to Schedule "C" of this agreement for details regarding training sessions.

              (b) Marketing Events. JAWS shall participate in and, if requested by Calgary On-Line, assist in the organization and implementation of, the jointly sponsored marketing events to be agreed upon by the parties as part of the business plan referred to in Section 4 below.

              (c) JAWS Coordinator. JAWS shall designate a coordinator with appropriate authority to coordinate JAWS's activities with Calgary On-Line and act on behalf of JAWS within the scope of this Agreement.

3. SERVICES AND RESPONSIBILITIES OF THE PARTIES. To the extent reasonable under the circumstances and as permitted by each party's other agreements, the parties shall undertake the following cooperative activities with respect to identifying opportunities to promote the Products and Services:

              (a) Market Information. Each party shall regularly inform the other party about general market developments and factors relating to the Products in the marketplace and current projects and customer implementations in which they are involved. This information shall be



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       designated and treated as Proprietary Information of the party providing the information.

              (b) Business Plan. Each party shall furnish the other party with appropriate information for support and planning purposes, provided that the furnishing party may determine, in its sole discretion, the content and availability of such information. The parties will work together to develop a business plan for their marketing efforts in connection with this Agreement. Each party shall use commercially reasonable efforts to meet the goals in the business plan.

              (c) Internal Notification. Each party shall inform the appropriate personnel in its organization of the existence of this Agreement.

              (d) New Product Information. Each party shall endeavor to keep the other party appraised about new products and services relating to the Products.

              (e) Other Information. The parties shall exchange such other information and conduct such other activities as the parties agree will carry out the intent of this Agreement.

              (f) Periodic Review. The parties shall meet at least twice a year to review the status of their arrangement under this Agreement.

4.     REPRESENTATIONS, WARRANTIES AND DISCLAIMERS

              (a) Representations and Warranties. Each party hereby represents and warrants to the other party that:

                  (i) Authority. It has the right and power to enter into this Agreement.

                  (ii) No Violation. Entering into this Agreement does not violate the terms and conditions of any of its other agreements providing for cooperative marketing of products of another entity, or any other legal obligations.

                  (iii) No Infringement. The products, materials and information it provides under this Agreement to the other party do not infringe upon or constitute a misappropriation of any copyright, trademark, patent, trade secret or other proprietary right of any third party in the Territory.

              (b) Disclaimer of Warranty. EXCEPT AS SPECIFICALLY SET FORTH IN THIS SECTION 5, NEITHER PARTY MAKES ANY WARRANTY TO THE OTHER PARTY, EITHER EXPRESS, IMPLIED OR STATUTORY, NOR SHALL ANY WARRANTY ARISE BY COURSE OF CONDUCT OR BY PERFORMANCE, CUSTOM OR USAGE IN THE TRADE, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

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5.     TERM AND TERMINATION

              (a) Initial Term. This Agreement shall have an initial term commencing on the Agreement Date and continuing on perpetually, unless terminated by either party.

              (b) Termination. Each party may terminate this Agreement:

                  (i) In the event the other party fails to cure a material breach of this Agreement within 30 days after receiving written notice of that breach; or

                  (ii) immediately upon written notice if: (A) there is a consolidation, merger or reorganization of the other party with or into another corporation or entity; (B) there is a creation of a new majority interest in, or change in majority ownership or control of, the other party; (C) there is a sale of all or substantially all of the assets of the other party; or (D) the other party breaches the confidentiality provisions set forth in Section 9, below; or

                  (iii) upon 90 days prior written notice to the other party, with or without cause.

              (c) Effect of Termination or Expiration. Upon termination or expiration of this Agreement, each party shall cease acting in a manner that would suggest any continuing relationship between the parties regarding the Products, and shall cease all display and advertising contemplated under this Agreement. Within 30 business days after the termination or expiration, each party shall return to the other party or dispose of (as mutually agreed) all advertising materials and other property, including all Proprietary Information, furnished to it by the other party pursuant to this Agreement. Each party shall certify in writing to the other that it has done so. Termination or expiration of this Agreement shall not affect any obligation either party has to its customers. The following provisions of this Agreement shall in all events survive its termination or expiration: Section 4 (Representations, Warranties and Disclaimers), 5 (Term and Termination), 6 (Relationship of the Parties), 7 (Intellectual Property Rights), 8 (Confidentiality of Proprietary Information), and 11 (General Provisions).

6. RELATIONSHIP OF PARTIES. The following provisions shall apply to the relationship of the parties, notwithstanding any other provision of this
        Agreement:

              (a) Independent Companies. JAWS and Calgary On-Line are independent companies acting for their own account, and neither party is authorized to make any representation or commitment on behalf of the other party. Neither party shall use the terms "joint venture", "partner", "partnership" or similar terms to describe the relationship between the parties under this Agreement. Any inadvertent use of such terms shall refer to the spirit of cooperation between the parties and shall not create a legal partnership or joint venture or any responsibility by one party for the actions of the other, either expressly or by implication.

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7.      INTELLECTUAL PROPERTY RIGHTS

              (a) TRADEMARKS, ETC. This Agreement does not authorize either party to use or display any names, trademarks, logos or service marks of the other party except to identify Products and Services to the extent permitted by this Agreement. Either party may use the trademarks or other proprietary words or symbols of the other party to properly identify the Products or Services of the other party in correspondence and proposals issued in the ordinary course of business to the extent such use would be permitted by applicable law in the absence of this Agreement. Except as described in the preceding sentence, each party shall submit to the other party for written prepublication approval, any materials which may use or display any name, trademark, logo or service mark of the other party.

8. CONFIDENTIALITY OF PROPRIETARY INFORMATION. Each party acknowledges that, during the term of this Agreement, it will receive Proprietary Information from the other party. Each party shall protect the Proprietary Information of the other party with at least the same protection and care that it customarily uses in safeguarding its own confidential information of a similar nature, but shall use no less than a reasonable degree of care and will not use the Propriety Information of the other party for any purpose other than in direct connection with the relationship described under this Agreement. Each party will disclose the other party's Proprietary Information to its personnel only on a need-to-know basis. Each party shall take reasonable steps to advise its employees of the confidential nature of the other party's Proprietary Information and their obligation to comply with the confidentiality requirements in this Agreement. Each party will promptly notify the other if it believes that Proprietary Information has lost its status as such.

 9.    FINANCIAL OBLIGATIONS.

              (a) Royalties. JAWS agrees to provide Calgary On-Line with the management and maintenance of the Key Management Server. This server will adhere to the specifications agreed to by both parties for E-mail encryption services. This server will be located at 380, 603-7th Avenue S.W. Calgary, Alberta, being JAWS's principal place of business. The parties may from time to time by mutual agreement provide other services pursuant to this agreement for such terms and at such costs as may be agreed by the execution of additional schedules covering such items and such schedules shall constitute part of this agreement for all purposes as if the provisions there of were set forth herein.

                  (i) Calgary On-Line will pay JAWS the royalties for the Key Management Server, as per Schedule "A" of this agreement. These royalties will be calculated in accordance with the table on Schedule "A" attached. For clarity, Calgary On-Line will not be permitted to charge to any recipient of an encrypted E-mail for the decryption of that E-mail and there will no additional charge from JAWS to any customer of Calgary On-Line for the decryption of such encrypted E-mail.

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              (b) Reseller. JAWS hereby appoints Calgary On-Line as a reseller of, and grants to Calgary On-Line the right to resell as per Schedule "B" of this agreement. For clarity the software and services as of the agreement date are:
                           L5 E-MAIL ENCRYPTION SOFTWARE
                           L5 DATA ENCRYPTION SOFTWARE
                           SECURITY AUDITS

                  (i) Distribution. JAWS agrees to supply to Calgary On-Line master distributable images of Software Products. JAWS further agrees to send new master distributable images of Products within fourteen (14) days of release of revised versions of Products. JAWS also agrees to notify Calgary On-Line within fourteen (14) days of discontinuation of Product.

                  (ii) Downloads and Collection. Calgary On-Line further agrees to make the Software Products available for download and payment from customers via the Internet. Calgary On-Line shall make reasonable efforts to maintain the availability of on-line delivery and payment. However, JAWS acknowledges that periodic computer server and network failures are unavoidable and thus will not hold Calgary On-Line liable for damages or losses incurred as a result of such failures.

                  (iii) Shipping. For L5 products that are not delivered by download via the Internet, JAWS agrees to forward all necessary customer and shipping information to Calgary On-Line's fulfillment center after the transaction has been approved by JAWS. Calgary On-Line is responsible for ensuring that Product is shipped to customer according to preference and time frame selected by Customer. In the case that Products have not been shipped to Customer within three business days, Calgary On-Line will refund payment to Customer.


                  (iv) Force Majeure. Neither party shall be liable for the failure to perform any of its obligations under this agreement, except for payment obligations, if such failure is caused by the occurrence of any event beyond the reasonable control of such party, including without limitation, fire flood, strikes, and other industrial disturbances, failure of raw materials, suppliers, failure of transport, accidents, riots, insurrections, acts of God or orders of governmental agencies.

                  (v) Audit. For all audit services JAWS agrees to forward all necessary customer information to Calgary On-Line, and to provide sales support as required.

                  (vi) Direct Sales and Distribution Sales. For the direct sales of Products described in Schedule "B", Calgary On-Line will pay to JAWS the price specified in Schedule "B". For services provided to service customers, JAWS will pay Calgary On-Line the amounts


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        specified in Schedule "B".

                  (vii) Payments and Reports. Payments shall be made on the thirtieth (30th) day of each month, or the last day of February, for sales of the previous month. Calgary On-Line shall provide JAWS a monthly report detailing the Products sold and amounts collected.

                  (viii) Returns. If under any circumstance a payment transaction for a Product is reversed, the net amount of the reversal will be deducted from the amount of the payment due to JAWS. If returns exceed sales in any given month, JAWS agrees to make payment sufficient to cover returns. JAWS will accept the return or exchange of any normally stocked product purchased from JAWS which is unopened for up to 30 days after the date of purchase. All Hardware Items must be returned within fourteen (14) days. A defective Product may be exchanged for the same title only and, in this case, the entire package (box, contents, and product-registration card) must be included. Calgary On-Line will also refuse payment for the distribution of Products to any Customer that is clearly abusing the system by processing a large percentage of returns.

                  (ix) Charge Backs. If a payment transaction for a Product is reversed due to a credit card chargeback, the net amount of the reversal will be deducted from the amount due to JAWS. A credit card chargeback will be allowed if Calgary On-Line is bound to reverse or reimburse a credit card payment made to Calgary On-Line because the credit card provider directs it to do so or, as it is otherwise required by law.

                  (x) Records and Audits. Calgary On-Line shall keep records and accounts in accordance with generally accepted accounting principles to show the amount of proceeds payable to JAWS. Calgary On-Line shall keep these records at Calgary On-Line's principal place of business. JAWS shall have the right to conduct at its sole expense an audit of such records by an independent auditor during regular business hours upon five (5) days prior written notice once per calendar year to determine Electronic Distributor's compliance with this Agreement.

10. MOST FAVORED CUSTOMER PRICING. JAWS warrants that it has not, directly or indirectly, entered into any agreement relating to the Products and Services which provides pricing terms which are more favorable than the pricing terms specified in this Agreement. If JAWS has entered into any such agreement, or in the future enters into any such agreement, which contains pricing terms which are more favorable than the pricing terms specified in this Agreement, then JAWS will immediately notify Calgary On-Line and extend the same pricing terms to Calgary On-Line.

11.     GENERAL PROVISIONS

              (a) Non-Solicitation. During the term of this Agreement and for a period of 12 months thereafter, personnel of either party who have been directly and substantially involved in the performance of such party's obligations under this Agreement shall not knowingly directly or indirectly solicit for employment any of the other party's personnel who have been directly and substantively involved in the performance of this Agreement, without the prior written consent of the other party.

              (b) Notice. All notices required to be given under this Agreement shall be in writing and will be deemed given when actually received. All notices shall be sent to the receiving party's address as set forth below, or to such other address that a party provides as required by this
       Section 11(b).

           For JAWS:

                  JAWS Technologies Inc.
                  380 603 - 7 Avenue S.W.
                  Calgary, Alberta, Canada T2P 2T5
                  Attn: Garry Leitch, VP Sales & Channel Development


           And to:

           For Calgary On-Line:

                  Calgary On-Line
                  302-100-4th Avenue S.W.
                  Calgary, Alberta T2P3N2
                  Attn: Glenn Carbol, President

              (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta, without reference to its choice of law rules.

              (d) Amendments. This Agreement may not be modified except in writing signed by both parties.

              (e) Severability. If any provision of this Agreement is held invalid, such provision shall be deemed severed and the remaining provisions shall be interpreted so as best to reasonably effect the intent of the parties.

              (f) Non-Assignment. Neither party may assign, transfer or delegate this Agreement, or any of its rights or obligations under this Agreement to any third party, other than a party


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       controlling, controlled by or under control with the assigning party, without the prior written agreement of the other party. Subject to the above, this Agreement shall be binding upon and inure to the benefit of the parties of this Agreement, as well as their respective permitted successors and assigns. Any assignment permitted under this section will not release the assignor from liability under this Agreement.

              (g) Waiver. Failure by any party to enforce any of the terms or conditions of this Agreement, in any one or more instances, shall not be construed as a waiver of the future performance of any such terms or conditions.

              (h) Limitation on Damages. Neither party (nor any of its licensors) shall have any liability to the other party or any third parties for any loss of business, loss of profits, loss of data, or computer malfunction, or any indirect, incidental, special, consequential or punitive damages, even if such party has been appraised of the possibility of that loss or damage.

              (i) Press Release and Publicity. Neither party shall issue any news release, public announcement, advertisement or publicity concerning this Agreement or any matters arising under this Agreement without the prior written approval of the other party such approval not to be unreasonably withheld.


IN WITNESS WHEREOF, the parties have caused this Master Agreement to be signed by the authorized representatives as of the date first shown above.

    JAWS TECHNOLOGIES INC.                      CALGARY ON-LINE


    By:                                         By:
       ----------------------------------          -----------------------------

    Date:                                       Date:
    Name:  Garry Leitch                         Name:  Glenn Carbol
    Title: VP Sales & Channel Development       Title: President

                                  SCHEDULE "A"
                          KEY MANAGEMENT SERVER PRICING






---------------------------------------------------------------------------------------
      SERVICE PROVIDED                    DETAIL OF SERVICE               SUBSCRIPTION
                                                                              RATE
---------------------------------------------------------------------------------------
E-MAIL ENCRYPTION              DIAL UP ACCESS USERS INCLUDES:
                                    Residential (Home Market)
                                    Small Home Office

---------------------------------------------------------------------------------------
                               1,000 subscribers                        $1.00/month
---------------------------------------------------------------------------------------
                               1,001 - 5,000 for a total of all         $0.75/month
                               subscribers
---------------------------------------------------------------------------------------
                               5,001 - 10,000 for a total of all        $0.50/month
                               subscribers
---------------------------------------------------------------------------------------
                               10,001 + for a total of all              $0.35/month
                               subscribers
---------------------------------------------------------------------------------------
E-MAIL ENCRYPTION              CORPORATE ACCOUNTS
                                  By number of subscribers per
                                  corporate account
---------------------------------------------------------------------------------------
                               15 to 50 users - 1st 20 users            $20.00/month
                               20 + users                               $0.50/month per
                                                                        additional user
---------------------------------------------------------------------------------------
                               51 to 200 users - 1st 65 users           $40.00/month
                               65 + users                               $0.50/month per
                                                                        additional user
---------------------------------------------------------------------------------------
                               200 + users = custom quote               To be determined
---------------------------------------------------------------------------------------

                                       SCHEDULE "B"
                               SOFTWARE & SERVICES PRICING

---------------------------------------------------------------------------------------
        PRODUCT NAME                   SUGGESTED RETAIL PRICE                PRICE
---------------------------------------------------------------------------------------
L5 E-MAIL ENCRYPTION SOFTWARE               $US14.95                    $US12.95
---------------------------------------------------------------------------------------

L5 DATA ENCRYPTION
SOFTWARE - PROFESSIONAL EDITION
---------------------------------------------------------------------------------------
- electronic downloadable file.             $US49.95                    $US39.95
---------------------------------------------------------------------------------------
- retail boxed product                      $US49.95                    $US34.95
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
SERVICES PRICING - AUDITS
---------------------------------------------------------------------------------------
- Snapshot Audit                            $CDN3,000.00                $CDN2,000.00
---------------------------------------------------------------------------------------
- Full Security                             variable                    10% finders fee
---------------------------------------------------------------------------------------

                                       SCHEDULE "C"
                               PRODUCT AND SERVICE TRAINING


----------------------------------------------------------------------------------------------------
      TRAINING PROVIDED                  DETAIL OF TRAINING                       LENGTH
----------------------------------------------------------------------------------------------------
L5 E-MAIL ENCRYPTION           Server Management                               N/A
                               Orientation                                     - user documentation
                               Key Management                                  - online help
----------------------------------------------------------------------------------------------------
L5 DATA ENCRYPTION             User documentation included                       N/A
                               with Software

----------------------------------------------------------------------------------------------------
SERVICES                       Sales & Marketing                                 One (1) day
         - E-mail Encryption       -   audit overview
         - Audits                  -   how to position and sell audits
                                   -   how to position and sell secure E-mail
----------------------------------------------------------------------------------------------------